Exhibit 21.1
SUBSIDIARIES

	Subsidiary	Jurisdiction of Incorporation
1	Byte Squared Limited	United Kingdom
2	Bytemobile, Inc.	Delaware
3	Cedexis Inc.	Delaware
4	Cedexis Sas	France
5	Cedexis Ltd.	United Kingdom
6	Citrix Application Networking LLC	Delaware
7	Citrix Global Holdings B.V.	Netherlands
8	Citrix Global Holdings UK Limited	United Kingdom
9	Citrix Greece MEPE	Greece
10	Citrix Holanda B.V.	Netherlands
11	Citrix Online AUS Pty Ltd.	Australia
12	Citrix Overseas Holdings, B.V.	Netherlands
13	Citrix R&D India Private Limited	India
14	Citrix R&D Limited	United Kingdom
15	Citrix Sistemas de Argentina, S.R.L.	Argentina
16	Citrix Sistemas de Chile Ltda.	Chile
17	Citrix Sistemas de Colombia SAS	Colombia
18	Citrix Sistemas de Mexico, S. de RL de CV	Mexico
19	Citrix Sistemas do Brasil Ltda.	Brazil
20	Citrix Systems Asia Pacific Pty Ltd.	Australia
21	Citrix Systems Belgium S.P.R.L.	Belgium
22	Citrix Systems Canada, Inc.	Canada
23	Citrix Systems Czech Republic SRO	Czech Republic
24	Citrix Systems Denmark ApS	Denmark
25	Citrix Systems Finland Oy	Finland
26	Citrix Systems France SARL	France
27	Citrix Systems GmbH	Austria
28	Citrix Systems GmbH	Germany
29	Citrix Systems Hong Kong Limited	Hong Kong
30	Citrix Systems India Private Limited	India
31	Citrix Systems Information Technology (Beijing) Ltd	China
32	Citrix Systems International GmbH	Switzerland
33	Citrix Systems Ireland Ltd	Ireland
34	Citrix Systems Italy S.r.L.	Italy
35	Citrix Systems Japan Kabushiki Kaisha	Japan
36	Citrix Systems Korea Limited	Korea
37	Citrix Systems Malaysia Sdn Bhd	Malaysia
38	Citrix Systems Netherlands, B.V.	Netherlands
39	Citrix Systems New Zealand Ltd.	New Zealand

40	Citrix Systems Norway AS	Norway
41	Citrix Systems Overseas Holding GmbH	Switzerland
42	Citrix Systems Poland Sp. Zo.o	Poland
43	Citrix Systems Puerto Rico Corp.	Puerto Rico
44	Citrix Systems Saudi Arabia LLC	Saudi Arabia
45	Citrix Systems Singapore Pte Ltd.	Singapore
46	Citrix Systems Slovakia SRO	Slovakia
47	Citrix Systems South Africa (Pty) Ltd.	South Africa
48	Citrix Systems Spain, SL	Spain
49	Citrix Systems Sweden AB	Sweden
50	Citrix Systems Taiwan Ltd	Taiwan
51	Citrix Systems Turkey YVH Ltd S	Turkey
52	Citrix Systems UK Limited	United Kingdom
53	Citrix Technologies GmbH	Switzerland
54	Citrix-Systems Technologies Costs Rica SRL	Costa Rica
55	Mentat s.r.o.	Czech Republic
56	Octoblu, Inc.	Delaware
57	Peninsula Investment Corp.	Delaware
58	Podio ApS	Denmark
59	Podio, Inc.	Delaware
60	Sanbolic, LLC	Delaware
61	Sapho, Inc.	Delaware
62	ShareFile LLC	Delaware
63	Virtuall Solutions Ltd.	United Kingdom
64	Virtuall Solutions Sas	France